EXHIBIT 3.65

ARTICLES OF INCORPORATION

OF

ANKER-VIRGINIA MINING COMPANY, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

1.	The name of the corporation is:

ANKER-VIRGINIA MINING COMPANY, INC.

2.	The total number of shares the corporation is authorized to issue is one hundred (100) shares of common stock of the par value of ten dollars ($10.00) per share, which shall constitute a single class of shares.

3.	The address of the corporation’s initial registered office is 5511 Staples Mill Road, Richmond, Virginia, 23228. The registered office is physically located in the County of Henrico.

4.	The name of the corporation’s initial registered agent is Edward R. Parker, an individual who is a resident of Virginia and a member of the Virginia State Bar.

/s/ B. Judd Hartman
B. Judd Hartman
Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION

By Unanimous Consent of the Shareholders

The undersigned pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows

1.	The current name of the corporation is Anker Virginia Mining Company, Inc

2.	The name of the corporation is changed to White Wolf Energy, Inc

3.	The foregoing amendment was adopted by unanimous consent of the shareholder on

  12/9/05

    Date

Executed in the name of the corporation by

/s/ Peter J. Vuljanic	[Illegible]
Signature	Date

Peter J. Vuljanic	President
Printed Name	Corporate Title

[Illegible]
Telephone Number (optional)	[Illegible]

(The execution must be by the chairman or any vice-chairman of the board of directors, the president or any other of its officers authorized to act on behalf of the corporation.)

See instructions on the reverse.

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

ANKER-VIRGINIA MINING COMPANY, INC.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, states as follows:

I.	The name of the corporation is Anker-Virginia Mining Company, Inc.

II.	The Articles of Incorporation of the corporation are hereby amended as follows:

Article 1 of the Articles of Incorporation is hereby amended and restated in full as follows:

1.	The name of the corporation is:

ANKER VIRGINIA MINING COMPANY, INC.

III.	The foregoing amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

IV.	The foregoing amendment was adopted on the 25th day of July, 1997.

V.	The corporation has not issued any shares of its capital stock and has no board of directors. Accordingly, the foregoing amendment was adopted pursuant to Section 13.1-709 of the Code of Virginia by the sole incorporator of the corporation without shareholder action.

VI.	The undersigned incorporator declares that the facts herein stated are true as of July 25, 1997.

ANKER-VIRGINIA MINING COMPANY, INC.

By:	/s/ B. Judd Hartman
B. Judd Hartman
Incorporator